UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 17, 2018

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street            Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                               ☐

Item 7.01. Regulation FD Disclosure.

On September 17, 2018, Twin Disc, Incorporated (the “Company”) issued a press release announcing the public offering of shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company or any of its subsidiaries.

Item 8.01. Other Events.

On September 17, 2018, the Company announced that it intends to offer and sell $30,000,000 of shares of its common stock in an underwritten public offering. The Company also expects to grant to the underwriters for the offering a 30-day option to purchase up to an additional $4,500,000 of shares of the Company’s common stock.

All of the shares to be sold in the offering are to be sold by the Company. The Company intends to use the net proceeds from the offering to repay debt incurred in connection with its recent acquisition of Veth Propulsion Holding B.V. and its wholly owned subsidiaries.

Item 9.01        Financial Statements and Exhibits

(d)     Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release issued by Twin Disc, Incorporated on September 17, 2018

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 17, 2018	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary